Exhibit 10.11

BILL OF SALE AND ASSIGNMENT OF MEMBERSHIP INTEREST
(“ASSIGNMENT”)

February 24, 2026

Reference is made to that certain Property Option Agreement, dated November 18, 2024, by and among Aurora Energy Metals Ltd., a public limited company existing under the laws of Australia and having an office located at Suite 1, 245 Churchill Avenue, Subiaco, WA, 6008, Australia (the “Optionor”), Oregon Energy LLC, an Oregon limited liability company having an office located at Suite 1100, 1050 SW 6th Avenue, Portland, Oregon 97301 (the “Subsidiary”), and Eagle Energy Metals Corp., a company existing under the laws of the State of Nevada and having an office located at 5470 Kietzke Lane, Suite 300, Reno, NV 89511 (the “Optionee”) (such agreement, as amended on November 17, 2024, November 26, 2025, and February 23, 2026, the “Agreement”). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement.

On the date hereof, Optionee completed its business combination (the “Business Combination”) with Spring Valley Acquisition Corp. II, pursuant to which, among other things, Optionee merged with and into a subsidiary of Eagle Nuclear Energy Corp., a Nevada corporation (“Pubco”).

Pursuant to the Agreement, Optionor and Optionee hereby acknowledge the issuance of 1,710,991 shares of Pubco common stock, in full satisfaction of those portions of the Payment Shares comprising the Listing Payment (as provided in Section 4(b) of the Agreement) and representing the Spot Price Increase Percentage (as provided in Section 8 of the Agreement). Optionor expressly retains rights in the NSR and any Deferred Consideration. Optionor hereby sells, assigns, transfers, conveys, grants, bargains, sets over, releases, and delivers 100% of the membership interests in the Subsidiary to Optionee free and clear of all Encumbrances other than Permitted Encumbrances, and Optionee hereby accepts from the Optionor the Equity Interest and agrees to become the sole member of the Company. Optionee hereby releases Optionor from any and all obligations, liabilities and responsibilities arising from or related to the Subsidiary, the Equity Interest or the Property, in each case, arising from activities or conditions occurring from and after the Closing.

Optionee represents and warrants that the Payment Shares have been duly authorized and validly issued and are fully paid, nonassessable and free of Encumbrances. Optionor acknowledges and agrees that the Payment Shares are restricted for the purposes of the U.S. Securities Act of 1933, as amended, and additionally, bear lock-up restrictions for six (6) months from the date hereof, and may not be transferred or sold during such time and that the Payment Shares will bear a restrictive legend substantially in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN AN AGREEMENT BY AND BETWEEN THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN. A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

This Assignment is delivered pursuant to the Agreement and is subject to the terms and conditions thereof, including the representations and warranties of the parties (including with respect to title to the Equity Interest) set forth therein. This Assignment is governed by the laws of the State of Oregon. Neither the making nor acceptance of this Assignment shall supersede, enlarge, restrict or otherwise modify or otherwise affect any of the representations, warranties, covenants, agreements, indemnities or the terms of the Agreement or constitute a waiver or release by any party to the Agreement of any rights, obligations or liabilities imposed thereby. In the event of conflict between the provisions of this Assignment and the provisions of the Agreement, the provisions of the Agreement shall govern.

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IN WITNESS WHEREOF, the parties have executed this Assignment as of the first date written above.

OPTIONOR:

Aurora Energy Metals Ltd.

By:	/s/ Alasdair Cooke
Name:	Alasdaire Cooke
Title:	Director

OPTIONEE:

Eagle Energy Metals Corp.

By:	/s/ Manavdeep Mukhija
Name:	Manavdeep Mukhija
Title:	Chief Executive Officer

[Signature Page to Bill of Sale and Assignment of Equity Interest]